                                                                   EXHIBIT 10.14


                           ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into
                                          ---------
as of July 24, 1998 by and between XOOM, INC., a Delaware corporation (the "Purchaser") and PAGECOUNT, INC., a Maryland corporation (the "Seller").
 ---------                                                     ------

                                   RECITALS:

     1. The Seller owns and operates an online facility for counting and monitoring Internet Web traffic on individual Web pages, offered free of charge to users with home pages on the Web (the "Pagecount Service");
                                           -----------------

     2. The Seller desires to sell, and the Purchaser desires to buy, on the terms and conditions set forth in this Agreement, the Pagecount Service, together with certain of the Seller's assets as set forth herein; and

     3. The Seller desires to assign, and the Purchaser is willing to assume, on the terms and conditions set forth in this Agreement, certain of the liabilities of the Seller as set forth herein; and

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE 1

                          PURCHASE AND SALE OF ASSETS

     1.1  Transferred Assets.
          ------------------

     Subject to and upon the terms and conditions of this Agreement, the Seller agrees to sell, assign, transfer, convey and deliver to the Purchaser free and clear of all liabilities and encumbrances except as hereinafter set forth, and the Purchaser agrees to purchase from the Seller on the Closing Date (as defined in Article 3) the hardware, software, scripts, data files and other electronic data, source code, code user base, the domain www.pagecount.com and the other
                                              -----------------
domain names listed on Schedule 1.1 hereto, and any other personal and intellectual property necessary to create, maintain and operate (or actually used by Seller to create, maintain and operate) the Pagecount Service (all of which are sometimes collectively referred to as the "Transferred Assets"),
                                                     ------------------
including, without limitation, the assets and property of Seller reflected on its balance sheet as of June 30, 1998 (the "Interim Balance Sheet") (except as
                                            ---------------------
excluded on Schedule 1.2(d), and all assets and property thereafter acquired by Seller necessary to create, maintain and operate (or actually used by Seller to create, maintain and operate) the Pagecount Service before the Closing Date and not disposed of in the ordinary course of business consistent with prior practice, including without limitation, the following:

     (a) All tangible personal property and assets (except as hereinafter expressly provided otherwise), including, but not limited to, the accounts receivable and other assets set forth on Schedule 1.1(a) hereto;
                                         ---------------

     (b) All registered and common law trademarks and service marks, tradenames, copyrights, logos, slogans, and permissions for the use of copyrighted materials owned by others owned by the Seller (and all licenses with respect thereto), which are listed on Schedule 1.1(b) hereto;
                    ---------------

     (c) All of Seller's claims and rights against third parties, if any, relating to the Transferred Assets;

     (d) All contracts of Seller relevant to operation of the Pagecount Service, which are listed on Schedule 1.1(d) hereto;
                    ---------------

     (e) All trade secrets, know-how, procedures and marketing know-how to the extent documented or implicitly part of or required to operate the Pagecount System as it exists as of the Closing;

     (f) All accounts receivable, prepayments, deferred expenses, notes receivable, rights to advances and deposits;

     (g)  Seller's goodwill;

     (h) All of the insurance policies set forth in Schedule 1.1(h) hereto to
                                                 ---------------
the extent such policies relate to liabilities assumed by the Purchaser pursuant to this Agreement; and

     (i) All other tangible and intangible assets necessary to create, maintain and operate (or actually used by Seller to create, maintain and operate) the Pagecount Service.

     1.2  Retained Assets.
          ----------------

     Notwithstanding anything to the contrary herein, the Seller shall retain and not sell, assign, transfer, convey or deliver to the Purchaser any of the following (hereinafter referred to as the "Retained Assets"):
                                           ---------------

     (a) The Seller's corporate books and records containing the minutes of meetings of directors and stockholders;

     (b) All federal, state, county and local income, excise, franchise, property and other tax returns, reports and declarations of the Seller;

     (c) All tax refunds due and owing to the Seller in respect of all periods up to the Closing Date;

     (d) All assets listed on Schedule 1.2(d) hereto;
                              ---------------

     1.3  Title.
          ------

     Title to the Transferred Assets shall pass to the Purchaser at the Closing and the Transferred Assets shall be deemed delivered to the Purchaser at their respective locations, but Seller shall retain physical possession of the Transferred Assets and operate such assets for The Purchaser's account pursuant to a Management Agreement in the form of Exhibit A hereto (the "Management
                                         ---------              ----------
Agreement"), to be entered into as of the Closing.
---------

                                   ARTICLE 2

                                PURCHASE PRICE

     2.1  Purchase Price/Payment Terms.
          -----------------------------

     The purchase price to be paid by The Purchaser to Seller for the Transferred Assets shall consist of (i) $1.4 million in cash as set forth below, and (ii) the assumption of certain liabilities as provided in Section 2.2.

     (a) At the Closing, the Purchaser shall deliver to the Seller's account by wire transfer in immediately available funds Two Hundred Thousand Dollars ($200,000.00).

     (b) The balance of the purchase price of $1.2 million shall be payable by Purchaser under a recourse promissory note substantially in the form of Exhibit
                                                                        -------
B hereto (the "Note"), with interest, in arrears, payable at the annual rate of
-              ----
7% and a default rate of 12%. Payments on the Note shall be amortized on a 24-month schedule, but all amounts still outstanding under the Note shall be due and payable (except as set forth in Section 2.2) nine months after the Closing (the "Maturity Date"). The Note shall be subject to prepayment at any time,
      -------------
without penalty, at the Purchaser's sole discretion. The Note shall be secured by the Purchaser's entire interest in the Transferred Assets and any additional hardware contributed by the Purchaser and located at Pagecount's headquarters and at other places where Pagecount currently has operations used in operating the Pagecount Service. Monthly installments on the Note, each in the amount of $53,727, shall be due and payable beginning from the thirtieth day after the Closing and continuing on the same day of each month thereafter up to and including the Maturity Date, on which date all outstanding interest and principal shall be due and payable; provided, however, that the Note shall automatically accelerate and become payable in full (except as set forth in
Section 2.2) upon the first to occur of the Purchaser's receipt of the proceeds of an initial public offering (an "IPO"), the closing of a Corporate
                                   ---
Transaction, Change of Control, or Financing (as defined in Section 2.1(c)).

     (c)  For purposes hereof:

               (i) "Change in Control" shall mean a change in ownership or
                    -----------------
control of the Purchaser effected through the direct or indirect acquisition or transfer of securities possessing more than fifty percent (50%) of the total combined voting power of the Purchaser's outstanding securities.

          (ii)  "Corporate Transaction" shall mean any of the following
                 ---------------------
transactions to which the Purchaser is a party: (A) the sale, transfer or other disposition of all or substantially all of the assets of the Purchaser, (B) a merger with or into another entity where the Purchaser is not the survivor (other than a merger solely for the purpose of changing the state of incorporation or effecting a recapitalization of the Purchaser); or (C) a consolidation or other reorganization, in which shareholders of the Purchaser prior to such event own less than fifty percent (50%) of the outstanding voting securities of the survivor.

          (iii) "Financing" shall mean the Purchaser's issuance(s) of its
                ---------
securities, (debt or equity) or borrowing(s) the aggregate proceeds of which equal or exceed $3,000,000.

          (iv)  "IPO" shall mean a best efforts or firm commitment underwritten
           ---
initial public offering of the securities of Purchaser or Purchaser's affiliates, the proceeds of which equal or exceed $3 million.

     2.2  Holdback.
          ---------

     Upon the first to occur of (i) an IPO, (ii) prepayment in full of the Note (subject to this Section 2.2), (iii) closing of a Corporate Transaction or Change of Control, or (iv) on the Maturity Date, the final $200,000 of principal (after payment of any accrued interest) payable under the Note shall constitute a holdback amount (the "Holdback") which will be paid into an escrow account
                        --------
under the control of a third party institution and governed by an Escrow Agreement in substantially the form of Exhibit C hereto (the "Escrow
                                       ---------              ------
Agreement"), upon which the Note shall be deemed paid in full. The Holdback shall be released to Pagecount, net of indemnified losses, if any, payable to the Purchaser under this Agreement or the Management Agreement in satisfaction of a good faith claim by Purchaser, at the rate of $50,000 per month during each of the four months after the date on which payment of the balance of the Note is due and payable, less any offsets to which the Purchaser is entitled under this Agreement or the Management Agreement.

     2.3  Limited Assumption of Liabilities.
          ----------------------------------

     At the Closing, the Purchaser shall assume only the following obligations and liabilities of the Seller and no others (the "Assumed Liabilities"):
                                                  -------------------

     (a) The liabilities of the Seller reflected on Schedule 2.3(a) hereto that
                                                 ---------------
are outstanding on the Closing Date;

     (b) The obligations and liabilities of the Seller under the contracts and agreements listed on Schedule 1.1(d).
                     ---------------

     2.4  Liabilities Not Assumed.
          ------------------------

     (a) Notwithstanding the foregoing, the Purchaser shall not assume any obligation or liability resulting from or arising out of any breach of any representation, warranty or agreement of the Seller contained in this Agreement.

     (b) The Purchaser undertakes no liability of the Seller not expressly assumed including, without limitation, liability with respect to environmental claims and suits; liability for the payment of the Seller's outstanding loans and credit lines except as provided in this Agreement; any liability for making payments of any kind (including, as a result of the transactions contemplated hereby, for the employment or termination of employment by the Seller of employees, or as a result of union contracts, if any, grievances, or other labor claims, or otherwise) to employees of the Seller; liability for pensions or other benefits to employees of the Seller; liability for making payments of any kind as a result of the termination of any agency; liability for making payments of any kind pursuant to any agreements, arrangements or understandings with employees or other persons out of the proceeds from the sale of the Transferred Assets; liability for any Taxes (as defined below); liability for any fees or expenses incurred by the Seller in connection with the transactions contemplated by the Agreement, and any obligations, charges or liabilities of the Seller, the existence of which constitute a breach of any representation, warranty or agreement of the Seller contained in this Agreement.

     (c) For purposes hereof, "Taxes" shall mean all taxes, however, denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Seller is required to pay, withhold or collect.

     2.5  Taxes.
          -----

     The Seller shall pay all Taxes and any taxes on the Purchaser resulting from the transfer of the Transferred Assets or the transactions contemplated hereby except any liability being (for so long as being) contested in good faith.

     2.6  Apportioned Obligations.
          ------------------------

     The Seller shall be responsible for and shall pay any Taxes arising or resulting from or in connection with the ownership of Transferred Assets on or prior to the Closing Date (as defined below) (including, without limitation, Taxes arising or resulting from the sale of the Transferred Assets pursuant to this Agreement). The Purchaser shall be responsible for and shall pay all sales, use and transfer tax relating to the sale and transfer of the Transferred Assets and all Taxes arising or resulting from or in connection with the ownership of the Transferred Assets after the Closing Date.

     2.7  Tax Clearance Certificates.
          ---------------------------

     The Seller shall, at its sole cost and expense, deliver to the Purchaser on or before the Closing Date (as defined below) clearance certificates issued by the Maryland Department of Assessment and Taxation.

                                   ARTICLE 3


                                    CLOSING

     The closing of the purchase and sale of the Transferred Assets hereunder shall be held at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105 at 10:00 a.m., local time, on July 28, 1998 (the "Closing Date") or at such other time and place as shall be mutually agreed upon
-------------
by the Purchaser and the Seller. Provided such party is not in default of any of its obligations pursuant to this Agreement, either party upon notice to the other party given in the manner provided for herein may extend the closing for a period or for periods up to and including August 20, 1998. The time and place of closing is herein referred to as the "Closing" and the date of the Closing is
                                         -------
herein referred to as the "Closing Date."
                           -------------

                                   ARTICLE 4


                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller hereby makes the following representations and warranties to the Purchaser, as of the date hereof and as of the Closing, subject only to the disclosure items on the Seller's disclosure schedule attached hereto and incorporated hereby ("Seller's Disclosure Schedule"), the section numbers of
                      ----------------------------
which correspond to the section numbers below:

     4.1  Organization; Books and Records.
          --------------------------------

     The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with full corporate power and authority to consummate the transactions contemplated by this Agreement. Copies of the Articles of Incorporation and Bylaws, corporate minute books, stock certificate books and stock transfer books of the Seller have heretofore been delivered to the Purchaser and are, in all material respects true, correct and complete as of the date hereof.

     4.2  Intentionally Omitted.
          ----------------------

     4.3  Non-Contravention.
          ------------------

     To Seller's knowledge, except as set forth in Seller's Disclosure Schedule, the execution, delivery and performance of this Agreement by Sellers and the consummation of the transactions contemplated do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or accelerate the performance required by any of the terms, conditions or provisions of the charter documents or by-laws or other governing documents of the Seller or any covenant, agreement or understanding to which the Seller is a party or any order, ruling, decree, judgment, arbitration award, law, rule, regulation or stipulation to which the Seller is subject or constitute a default thereunder or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Seller.

     4.4  Regulatory Approvals.
          ---------------------

     Except as set forth in Seller's Disclosure Schedule, to the Seller's knowledge, the Seller is not required to file, seek or obtain any governmental notice, filing, authorization, approval, order or consent, or any bond in satisfaction of any governmental regulation, in connection with the execution, delivery and performance of this Agreement by Sellers or in order to prevent termination of any material right, privilege, license or agreement of the Seller.

     4.5  Capitalization of the Seller.
          -----------------------------

     The Seller's authorized capital stock consists of 500 shares of Series A Common Stock, no par value, of which 100 shares are issued and outstanding (the "Series A Common Stock") and 4,500 shares of Series B Common Stock, no par
 ---------------------
value, of which 15 shares are issued and outstanding (the "Series B Common
                                                           ---------------
Stock"). The Series A Common Stock and the Series B Common Stock are referred to as the "Capital Stock." All the issued and outstanding shares of Capital
           --------------
Stock are duly authorized, validly issued, fully paid and nonassessable, and the issued and outstanding shares of Capital Stock are held of record by the respective shareholders and in the amounts as set forth in Schedule 4.5 hereto. Except as set forth in Seller's Disclosure Schedule, there are no outstanding options, warrants or other rights to purchase, obtain or acquire, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any shares of capital stock of the Seller or any other securities of the Seller and the Seller is not obligated, now or in the future, contingently or otherwise, to issue, purchase or redeem capital stock of the Seller or any other securities of the Seller to or from any person.

     4.6  Subsidiaries and Equity Interests; Transactions with Affiliates.
          ----------------------------------------------------------------

     (a) Except as set forth in Seller's Disclosure Schedule, the Seller owns no capital stock of or other equity interest in, has no obligation to form or participate in, any corporation, partnership or other person, and is not a member of or participant in any partnership, joint venture or similar person.

     4.7  Financial Statements.
          ---------------------

     The Seller has heretofore furnished to the Purchaser unaudited financial statements for the Seller consisting of (a) balance sheets at June 30, 1998 and for year ended December 31, 1997 and (b) statements of income, retained earnings and cash flows for the period ended June 30, 1998 and for fiscal year ended December 31, 1997 (the foregoing financial statements, reports and notes thereto are hereinafter collectively referred to as the "Financial Statements"). The
                                                 --------------------
Financial Statements present fairly the financial position of the Seller at the dates thereof and the results of operations and cash flows of the Seller for the period then ended. Except as and to the extent reflected or reserved against in the unaudited Interim Balance Sheet or otherwise set forth on Seller's Disclosure Schedule attached hereto, the Seller had no material liability or obligation (whether absolute or contingent, or accrued or unaccrued) required to be disclosed in the Financial Statements, or in the notes thereto.

     4.8  Absence of Certain Changes or Events.
          -------------------------------------

     Except as set forth in Seller's Disclosure Schedule, since the date of the Interim Balance Sheet, June 30, 1998, there has not been, with respect to the Seller or its businesses or properties:

     (a) any material adverse change in the business or financial condition of the Seller ("Material Adverse Change");

     (b) any material obligations or liabilities incurred, except trade and other obligations or liabilities in usual amounts and on terms consistent with past practices incurred by the Seller in the ordinary course of business;

     (c) any indebtedness for borrowed money incurred by the Seller, except indebtedness under existing facilities incurred in the ordinary course of business;

     (d) any destruction, damage by fire, accident or other casualty or act of God of or to any of the material properties or assets of the Seller, whether or not covered by insurance; or

     (e) any action that, if taken after the date hereof, would constitute a breach of any of the covenants set forth in Article 6.

     4.9  Assets Other than Real Property Interests.
          ------------------------------------------

     (a) The Seller has good and valid title to the Transferred Assets free and clear of all mortgages, liens, security interests, pledges, encumbrances, charges, agreements, claims, restrictions and defects of title of any kind except (i) as are set forth in Seller's Disclosure Schedule, (ii) mechanics, carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business and liens for Taxes which are not due and payable or being contested in good faith by appropriate proceedings, (iii) other imperfections of title or encumbrances, if any, which mortgages, liens, security interests and encumbrances do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Seller as presently conducted.

     (b) All the tangible personal property of the Seller has been maintained in all material respects in accordance with the past practice of the Seller and generally accepted industry practice. Each item of tangible personal property of the Seller is in all material respects in good operating condition and repair, ordinary wear and tear excepted. All leased personal property of the Seller is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

          4.10 Real Property Owned and Leased.
          -------------------------------

     Seller's Disclosure Schedule contains a complete and accurate list and full description of all real property owned or leased by the Seller (the "Real
                                                                     ----
Property").  The Seller has good and valid title to the leasehold estates in all
--------
real property and interests in real property leased by it, in each case, free and clear of all mortgages, liens, security interests, pledges, leases, subleases, encumbrances, charges, assignments, easements, claims or other restrictions and defects of title.

     4.11 Trademarks, etc.
          ----------------

     (a) Schedule 1.1(b) sets forth a complete and accurate listing of all material United States and foreign trademarks, trade names, service marks and copyrights necessary to create, maintain and operate (or actually used by Seller to create, maintain and operate) the Pagecount System (collectively, the "Intellectual Property") owned, licensed, used or held for use in the conduct
 ---------------------
of the businesses of the Seller, whether registered or unregistered, and any applications or registrations therefor. Except as set forth in Seller's Disclosure Schedule, the Seller solely owns and has the exclusive right to use, free and clear of any payments or encumbrances which in the aggregate are material to the conduct of the business of the Seller, all such Intellectual Property. Except as set forth in Seller's Disclosure Schedule, there is no material claim or demand of any person pertaining to, or any proceedings which are pending or, to the knowledge of the Seller, threatened, which challenge the exclusive rights of the Seller in respect of any Intellectual Property whether registered or unregistered. Except as set forth in Seller's Disclosure Schedule, no material Intellectual Property to the knowledge of the Seller is subject to any agreement restricting the use thereof or any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency, and, to the knowledge of the Seller, none of the Intellectual Property infringes the intellectual property rights of others or, to the actual knowledge of the Seller, is being infringed by others or is used by others (whether or not such use constitutes infringement) except as would not have a Material Adverse Effect on Seller's business or assets. There are no material agreements or material licenses between the Seller and any other person or entity which may have been terminated or expired prior to the date hereof and under which the Seller has granted rights or licenses in the Intellectual Property to such other persons or entities or granted an option to acquire such rights or licenses, which rights or licenses or the option to acquire the same survived such termination or expiration. Except as set forth in Seller's Disclosure Schedule, to the knowledge of Seller, no person or entity has any licenses under any of the Intellectual Property.

     (b) To the knowledge of Seller, the Seller owns and has the unlimited right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of or sublicense any of the Business Know-how (as defined below) po ssessed by Seller or its affiliates relating to goods and services presently provided by or presently proposed to be provided by the Seller. The Seller has not granted any licenses or otherwise disclosed nor has it agreed to disclose any of its Business Know-how except as set forth in Seller's Disclosure Schedule. As used in this section "Business Know-how" shall
                                                       -----------------
mean all trade secrets and confidential business and technical information, including ideas, skills, methods, experience, research and development, know-how, artwork, compositions, technical data, designs, drawings, engineering notebooks, software, source code and specifications necessary to create, maintain and operate (or actually used by Seller to create, maintain and operate) the Pagecount Service.

     4.12 Insurance.
          ----------

     Schedule 1.1(h) sets forth a complete and accurate list of all casualty, directors and officers liability, general liability (including product liability) and all other types of insurance maintained by the Seller, together with the carriers and liability limits for each such policy. Each policy is duly in force, and no notice has been received by the Seller from any insurance carrier purporting to cancel or reduce coverage under any such policy. The Seller is current in all premiums or other payments due thereunder. Seller's Disclosure Schedule identifies which insurance policies are "occurrence" or "claims made."
     ----------     -------------

     4.13 Commitments.
          ------------

     (a) Except as set forth in Seller's Disclosure Schedule and except as would not have a Material Adverse Effect on Seller's assets or operations, with respect to commitments that relate to the Pagecount System, Seller is not a party to and bound by any:

          (i)    employment agreement or employment contract;

          (ii) employee collective bargaining agreement or other contract with any labor union;

          (iii) covenant of the Seller not to compete or other covenant of the Seller restricting the development, marketing or distribution of the products and services of the Seller;

          (iv) material agreement, contract or other arrangement with (A) Seller or any affiliate of Seller or (B) any current or former officer, director, employee or independent contractor of the Seller (other than employment agreements covered by clause (i) above);

          (v) lease, sublease or similar agreement with any person under which the Seller is a lessor or sublessor of, or makes available for use to any person (other than the Seller), (A) any Real Property or (B) any portion of any premises otherwise occupied by the Seller;

          (vi)   lease or similar agreement with any other person under which
(A) the Seller is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) the Seller is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Seller, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $10,000;

          (vii) service, consulting, management or other similar type of agreement or contract, in either such case which has an aggregate future liability in excess of $5,000;

          (viii) continuing agreement or contract for the distribution of any products or services manufactured by the Seller;

          (ix) agreement, contract or arrangement for the placement of advertising or other promotional activities which has an aggregate future liability in excess of $10,000 and which cannot be terminated upon 30 days' notice;

          (x) except as set forth in Seller's Disclosure Schedule, any material license, option or other agreement relating in whole or in part to the Intellectual Property described in Section 4.11 and the corresponding section of Seller's Disclosure Schedule (including any license or other agreement under which the Seller is licensee or licensor of any such Intellectual

Property) or to trade secrets, confidential information or proprietary rights and processes of the Seller or any other person;

          (xi) agreement, contract or other instrument under which the Seller has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person;

          (xii) agreement, contract or other instrument under which the Seller has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person;

          (xiii) mortgage, pledge, security agreement, deed of trust or other instrument granting a lien or other encumbrance upon any Real Property, which lien or other encumbrance is not set forth in the section of Seller's Disclosure Schedule corresponding to Section 4.10;

          (xiv) agreement, contract or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of the Seller, or any predecessor person; or

          (xv) other agreement, contract, lease, license, commitment or instrument to which the Seller is a party or by or to which it or any of its assets or business is bound or subject which has an aggregate future liability to any person in excess of $5,000.

     (b) To the Seller's knowledge, except as set forth in Seller's Disclosure Schedule, all agreements, contracts, leases, licenses, commitments or instruments of the Seller listed in the Schedules hereto (collectively, the "Contracts") are valid and binding, in full force and effect and are enforceable
----------
by the Seller in accordance with their respective terms, except as would not, either individually or in the aggregate, result in a Material Adverse Change. Except as set forth in Seller's Disclosure Schedule, the Seller has performed all material obligations required to be performed by it to date under the Contracts and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. The Seller has provided to the Purchaser a true and correct copy of each of the Contracts.

     4.14 Legal Proceedings.
          ------------------

     Except as set forth in Seller's Disclosure Schedule, the Seller is not engaged in or a party to, or, to the knowledge of the Seller, threatened with, any suit, investigation, legal action or other proceeding before any court, administrative agency, arbitration panel or other similar authority which (a) involves (individually, or in the aggregate for cases arising out of the same or substantially similar facts or circumstances) the possibility of liability of the Seller (whether or not covered by insurance), (b) seeks injunctive relief or
(c) relates to the transactions contemplated by this Agreement, and the Seller knows of no basis for any such suit, investigation, legal action or proceeding. There are no outstanding orders, rulings, decrees, judgments or stipulations by or with any court, administrative agency, arbitration panel or other similar authority which are applicable to the properties, assets, operations or business of the Seller or which challenge or otherwise relate to the transactions contemplated by this Agreement.

Except as set forth in Seller's Disclosure Schedule, there is no lawsuit or claim by the Seller pending, or which the Seller intends to initiate, against any other person.

     4.15 Taxes.
          ------

     Except as set forth in Seller's Disclosure Schedule, all Returns (as defined below), required to be filed by or with respect to the Seller and any predecessor corporations in respect of Taxes have been filed with the appropriate tax authorities and each such Return is materially true, accurate and complete. The Seller has delivered to the Purchaser correct and complete copies of all material Returns of the Seller that have been filed by Seller. Except as and to the extent reflected or reserved against in the Balance Sheet or as described in the notes thereto, as of the date hereof, the Seller had no liability for Taxes. All Taxes for periods after the date of the Balance Sheet that should be reserved on the books of the Seller and the Seller's past practice have been so reserved, and all estimated tax payments required to be made have been made. The Seller has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. Except as set forth in Seller's Disclosure Schedule, there have been no audits or examinations by any taxing authority relating to Taxes of the Seller during the past six years, no taxing authority has given notice that it will commence any such audit or examination and no taxing authority is asserting (either orally or in writing, formally or informally) or, to the knowledge of the Seller, threatening to assert any deficiency or claim relating to Taxes of the Seller, and no liens for Taxes have been filed and are currently outstanding with respect to any of the assets or properties of the Seller. There is no agreement or waiver currently in effect extending the period for assessment or collection of any Taxes. The Seller is not, nor has it ever been, a party to a tax sharing, tax indemnity or tax allocation agreement, and the Seller has not assumed the tax liability of any other person under contract. The Seller is not, nor has it ever been, a member of an affiliated group filing a consolidated federal income tax Return. As used herein, "Return" or "Returns" shall mean all returns, declarations of
                 ------      -------
estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of the foregoing, filed or to be filed with the United States or any state, governmental authority or subdivision or agency thereof in connection with the determination, assessment, collection or administration of any Taxes.

     4.16 Compliance with Laws.
          ---------------------

     Except as set forth in Seller's Disclosure Schedule to the knowledge of the Seller, (a) the Seller has complied, and is now in compliance, with all federal, state, local and foreign laws, ordinances and regulations (including, without limitation, those relating to employment and employment practices, and occupational safety and health) applicable to the Seller, except where noncompliance would not have a material adverse effect; and .(b) no claims or complaints from any governmental authorities or other parties have been asserted or received by the Seller which are still pending or outstanding and, to the knowledge of the Seller, none is threatened, that the Seller is in material violation of any applicable building, zoning, occupational safety and health, or similar law, or of any applicable fair employment, equal opportunity or similar law, ordinance or regulation. To the knowledge of the Seller, Seller's Disclosure Schedule sets forth all governmental permits, licenses and authorizations necessary or desirable for the operation or occupancy of the properties and the conduct of the business of the Seller as presently conducted. All such licenses, permits and authorizations which are held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of the Seller shall be deemed included under this warranty.

     4.17 Environment.
          ------------

     Except as set forth in Seller's Disclosure Schedule, (a) no Hazardous Material (as defined below) is located on, at, in, under or about any real property, including any buildings, structures, fixtures, improvements, interests, privileges, easements and appurtenances related thereto, owned, leased or operated by the Seller ("Premises") in a manner which violates any
                                   --------
Environmental Requirement (as defined below), or for which clean-up or corrective action of any kind could be required or is otherwise authorized under any Environmental Requirement; (b) no risk to human health or the environment exists as a result of any Hazardous Material previously or currently located on, at, in, under or about the Premises; (c) no releasing, emitting, discharging, leaching, dumping, disposing of any Hazardous Material from the Premises onto or into any other property or from any other property onto or into the Premises has occurred or is occurring in violation of any Environmental Requirement, or for which clean-up or corrective action of any kind could be required or is otherwise authorized under any Environmental Requirement, or which could pose a risk to human health or the environment; (d) no notice of violation, lien, complaint, suit, order or other notice with respect to the environmental condition of the Premises or regarding the disposal or release of Hazardous Materials from the Premises onto any other property is outstanding, threatened or otherwise anticipated, nor has any such notice been issued which has not been fully satisfied and complied with in a timely manner so as to bring the Premises into full compliance with every Environmental Requirement; (e) the Seller does not currently own or operate, nor in the past has owned or operated, any property that is on the "National Priorities List" or the CERCLA list of the
                         ------------------------
U.S. Environmental Protection Agency ("EPA"), or any similar state list, or is
                                       ---
the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material into the environment; (f) the Seller or any of its predecessors has filed or otherwise provided any notice under any federal, state or local law indicating past or present treatment, storage or disposal of a Hazardous Material into the environment; (g) the Seller has no contingent liability in connection with the generation, treatment, storage, disposal or any release of any Hazardous Material into the environment; (h) none of the operations of the Seller involves or has ever involved the treatment, storage or disposal of a Hazardous Material;
(i) neither the Seller, nor any lessee, prior owner or other person, has disposed of or arranged for the disposal of any Hazardous Material on any premises which are currently or have in the past been owned, leased or operated by the Seller; (j) the Seller has not disposed of, or arranged for the disposal of, any Hazardous Material on any premises not owned by the Seller that is on EPA's National Priorities List or the CERCLA list or any similar state list, or which is or reasonably could be the subject of any clean-up action by a federal or state agency, or by a third party who could seek reimbursement of clean-up expenses from the Seller under federal or state law; (k) no underground storage tanks or surface impoundments are on any Premises; (l) no information exists indicating that any person (including past or present employees) may have his health impaired as a result of exposure to any Hazardous Materials located on, at, in, under or about the Premises; and (m) the Seller and all third parties, with respect to any conduct of such parties that might result in liability to the Seller, are currently and have at all times in the past been in full compliance with all applicable Environmental Requirements. For the purpose hereof, the following terms shall have the following meanings:

             i)                     The term "Hazardous Materials" means any
                                              -------------------
   material, substance or constituent, including any PCBs, pollutants, solid wastes, explosive or regulated radioactive materials or substances, hazardous or toxic materials, substances, wastes or chemicals, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos containing materials, materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous substances pursuant to Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. (S)(S) 9601 et seq.), as amended ("CERCLA"), that, whether by
                                                      ------
   its nature or its use, is subject to regulation under, or forms the basis for liability under, any Environmental Requirement.

             ii)                    The term "Environmental Requirement" means
                                              -------------------------
   current or future obligations, duties or requirements arising out of or related to any laws, ordinances, statutes, codes, rules, regulations, orders, judicial decisions, judgments, decrees, governmental restrictions, directives, policies, guidelines, permits or licenses addressing environmental, health or safety issues or requirements of or by any federal, state or local government agency, including but not limited to, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. (S)(S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S)(S) 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. S(S) 2601 et she.) the Clean Air Act (42 U.S.C. (S)(S) 7401 et seq.), the Federal Water Pollution Control Act (32 U.S.C. (S)(S) 1251 et seq.) and the Safe Drinking Water Act (32 U.S.C. (S)(S) 300f et seq.), in each care as may be amended from time to time, any regulation pursuant to any of the above laws, and including, but not limited to, any obligations, duties or requirements arising out of or related to Hazardous Materials under common law or foreign law.

     4.18 Employee Benefit Plans: Termination and Severance Agreements
          ------------------------------------------------------------

     The Seller has no pension, retirement, savings, profit sharing, deferred compensation, medical, dental or health plan, or life insurance plan, bonus, incentive and special compensation or other plan or other employee benefit plan or program.

     4.19 Employee and Labor Matters.
          ---------------------------

     (a) The Seller is not a party to any collective bargaining agreement or other contract with or commitment to any labor union or association representing any employee of the Seller, nor does any labor union or collective bargaining agent represent any employees of the Seller. Except as set forth in Seller's Disclosure Schedule, there are no pending, or, to the knowledge of the Seller, threatened, charges against the Seller, or any current or former employee, officer or director of the Seller before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

     (b) All employees working in the United States hired by the Seller on or after November 7, 1986 are authorized for employment by the Seller in the United States in accordance with the Immigration and Naturalization Act, as amended, and regulations promulgated under that statute. No allegations of immigration-related unfair employment practices have been made with the Equal Employment Opportunity Commission or the Special Counsel for Immigration-Related Unfair Employment Practices. The Seller has completed and retained in accordance with the Immigration and Naturalization Service regulations a Form I-9 for all employees working in the United States hired on or after November 7, 1986, except those employees whose employment terminated on or before June 1, 1987. None of the employees currently employed by the Seller is authorized for employment in the United States pursuant to a nonimmigrant visa which authorizes the employee to be employed by the Seller.

     (c) Seller's Disclosure Schedule sets forth a complete list of all the Seller's officers, directors and employees together with the monthly salary of each.

     4.20 Capital Expenditures.
          ---------------------

     Except as disclosed on Seller's Disclosure Schedule and approved by Purchaser, the aggregate contractual commitments of the Seller for new capital expenditures since the date of the Balance Sheet shall not exceed $2,500 on the Closing Date.

     4.21 Customer Accounts Receivable; Inventories.
          ------------------------------------------

     To the knowledge of the Seller, all accounts receivable of the Seller, whether reflected on the Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business and are good and collectible upon the terms agreed upon at delivery of the services and at the aggregate recorded amounts thereof, net of any applicable reserves or allowances for doubtful accounts which are reflected on the Balance Sheet or accrued after the date of the Balance Sheet in the ordinary course of business consistent with past practice. During the two year period prior to the date hereof, the Seller has not sold, pledged or otherwise disposed of any of its accounts receivable in connection with any receivable-type financing or factoring-type financing or similar transaction.

     4.22 No Material Misstatement or Omission.
          -------------------------------------

     No representation or warranty of the Seller in this Asset Purchase Agreement nor any information contained in any schedule, certificate or other writing delivered pursuant to this Agreement or at the Closing, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     4.23 No Undisclosed Material Liabilities.
          ------------------------------------

     To the knowledge of Seller, there are no liabilities of the Seller of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances, other than:

     (a) liabilities provided for in the Balance Sheet or disclosed in the notes thereto;

     (b) liabilities disclosed on Seller's Disclosure Schedule; and

     (c) other undisclosed liabilities which, individually or in the aggregate, would not result in a Material Adverse Change.

     4.24 Authorization.
          --------------

     The execution and delivery by the Seller of this Agreement and the Related Agreements (as defined in Section 7.8, and the consummation of the transactions contemplated hereby and thereby, will, on the Closing Date, have been, duly and validly authorized by all necessary corporate action on the Seller's part, and this Agreement and the Related Agreements and all other such instruments and agreements delivered or to be delivered by the Seller in connection herewith will be, on the closing Date, the valid and binding obligations of the Seller, enforceable against it in accordance with their respective terms.

     4.25 Title to Assets.
          ----------------

     Except as set forth in Seller's Disclosure Schedule, Seller has good and marketable title to all the Transferred Assets. All these assets are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, covenants, conditions, or restrictions, except for (i) the disclosures contained in Seller's Disclosure Schedule; and (ii) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets or materially impair business operations. The Seller is not in default or in arrears in any material respect under any lease.

     4.26 Condition of Assets.
          --------------------

     The Transferred Assets have been properly maintained and are in good operating condition and there exists no outstanding notice of any violation of any statute or regulation relating to the Transferred Assets. Except with respect to the Retained Assets, the Transferred Assets include all assets and properties and all rights reasonably necessary to permit the Purchaser to carry on the Seller's business as presently conducted by the Seller.

     4.27 Broker's Fees
          -------------

     Seller shall indemnify Buyer and hold it harmless from any liability or expense arising from any claim for brokerage commissions, finder's fees or other similar compensation based on any agreement, arrangement or understanding made by or on behalf of Seller.

                                   ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby makes the following representations and warranties to the Seller, as of the date hereof and as of the Closing, subject only to the Purchaser's disclosure items on the disclosure schedule attached hereto and incorporated hereby (the "Purchaser's
                                                             ----------------
Disclosure Schedule"), the section numbers of which correspond to the section
-------------------
numbers below:

     5.1  Corporate Organization.
          -----------------------

     The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to consummate the transactions contemplated hereby.

     5.2  Authorization.
          --------------

     The execution and delivery by the Purchaser of this Agreement and the Related Agreements provided for herein, and the performance of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and this Agreement, and the Related Agreements are or will be the valid and binding obligations of the Purchaser enforceable against it in accordance with their respective terms.

     5.3  Brokers.
          --------

     No agent, broker, person or firm acting on behalf of the Purchaser or under its authority is or will be entitled to a financial advisory fee, brokerage commission, finder's fee or like payment in connection with any of the transactions contemplated hereby.

     5.4  Litigation.
          -----------

     There are no suits, actions, or administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of the Purchaser, threatened against the Purchaser with respect to any of the transactions contemplated hereby.

     5.5  Conflicts With Other Agreements.
          --------------------------------

     The execution and delivery by the Purchaser of this Agreement and each of the Related Agreements and the performance by the Purchaser of its respective obligations hereunder or thereunder will not, or with the giving of notice or the lapse of time or both, would not:

     (a) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or By-laws of the Purchaser or any contract, indenture, lease, sublease, loan agreement, restriction, lien, encumbrance or other obligation or liability to which the Purchaser is a party or by which it is affected or bound; or

     (b) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Purchaser.

     5.6  Consents.
          ---------

     No consent, approval or agreement of any person, party, court, government or entity is required to be obtained by the Purchaser in connection with the execution and delivery of this

Agreement or the Related Agreements, or the consummation of the transactions contemplated hereby and thereby.

                                   ARTICLE 6

       THE SELLER'S AND THE PURCHASER'S OBLIGATIONS PRIOR TO THE CLOSING

     The Seller covenants and agrees with the Purchaser and the Purchaser covenants and agrees with the Seller, as follows:

     6.1  Conduct of Business.
          --------------------

     From the date hereof until the Closing Date, except as the Purchaser may otherwise consent in writing, the Seller shall conduct the Seller's business only in the ordinary and usual course, and use all reasonable efforts to preserve intact the Seller's business organization and good will, including, without limitation, the following:

     (a) using all reasonable efforts to retain the services of its management and employees;

     (b) using all reasonable efforts to maintain its relationships with its suppliers and others having business relationships with it;

     (c) paying when due all taxes, assessments, fees or charges applicable to it except if being diligently contested in good faith by appropriate proceedings;

     (d) not purchasing, selling or disposing of any of the Transferred Assets other than in the ordinary course of business or mortgaging, pledging, subjecting of a lien or security interest or otherwise encumbering any of the Transferred Assets;

     (e) not incurring any indebtedness or liability, contingent or otherwise, other than in the ordinary course of business consistent with past practice;

     (f) except as may be required under any employment or other agreements currently in effect, not changing the compensation payable or to become payable to any of its officers, employees or agents or entering into any new employment contract with respect to the Seller's business unless it is terminable at will and without penalty;

     (g) not modifying or terminating any Contract listed on the Schedules hereto or entering into any other contract or agreement or modifying or terminating any such contract or agreement, other than in the ordinary course of business; and

     (h) maintaining at all times the insurance listed on Schedule 1.1(h)
                                                          ---------------
hereto, or equivalent insurance with substitute insurers reasonably satisfactory to the Purchaser.

     6.2  Breach of Representations and Warranties.
          -----------------------------------------

     From the date hereof until the Closing Date or the termination of this Agreement pursuant to Article 11, promptly upon either party becoming aware of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to such party prior to the date hereof, of any of the representations and warranties of such party contained in this Agreement or in any schedule attached hereto, such party shall give the other party notice thereof in reasonable detail and such party shall use its best efforts to prevent or promptly remedy the same; subject to the limitations of
Section 10.3.

     6.3  Exclusive Dealing.
          ------------------

     From the date hereof until the Closing Date, the Seller shall not, directly or indirectly, encourage or initiate discussions or negotiations with, or provide any information to or cooperate with, or participate in any discussions or negotiations relating to any offers by, any corporation, partnership, person, or other entity or group, other than the Purchaser, concerning the purchase of all or substantially all of the assets of, or similar transaction involving, the Seller's business or the sale of all or substantially all of the capital stock of the Seller, or any merger or other business combination of the Seller with any such other entity or group.

     6.4  Access.
          -------

     The Purchaser and its employees, agents, attorneys, accountants and other representatives have been given full access to the Seller's properties, assets, facilities, and books and records and have been furnished with such additional information with respect to the business and properties of the Seller's business or the Seller as the Purchaser or such representative has requested. The Seller shall provide to the Purchaser such additional information with respect to the Transferred Assets between the date hereof and the Closing Date as the Purchaser or its representatives may reasonably request. The Purchaser shall hold, and shall cause its representatives to hold, in strict confidence, and shall not disclose, and shall cause its representatives not to disclose, any information given to it or its representatives regarding the Seller or the Seller's business, except that the Purchaser may disclose such information (i) to employees, representatives, attorneys or accountants in order to complete the Purchaser's due diligence investigation, (ii) if such information is in the public domain, or comes into the public domain through no fault of the Purchaser or its representatives, or (iii) if such information is required to be disclosed by the Purchaser in order to comply with law, but only upon prior notice to the Seller. In the event of termination of this Agreement, the Purchaser and its representatives shall return to the Seller all copies of statements, documents, schedules or other written information obtained in connection therewith and shall promptly turn over or destroy all reports or analyses prepared by the Purchaser, or its representatives based thereon.

     6.5  Violations of Law.
          ------------------

     If, prior to the Closing Date, the Seller receives an administrative or other order relating to any violation of any law, rule or regulation of any federal, state, local or other regulatory or administrative body, including rules regarding the employment of labor and equal employment opportunity, the Seller may elect to remove or correct all such violations and to be responsible for the costs of removing or correcting the same, including the payment of any fines or back pay that may be assessed for any such violation.

     6.6  Public Announcements.
         ---------------------

     No party hereto shall make, or permit any of its affiliates or representatives to make, any news release or other public disclosure of this Agreement or the transactions contemplated hereby without the prior approval of the other parties hereto, which approval shall not be unreasonably withheld.

                                   ARTICLE 7

               CONDITIONS PRECEDENT TO CLOSING BY THE PURCHASER

     The obligation of the Purchaser to purchase the Transferred Assets and to consummate the transactions contemplated hereby, is subject to the fulfillment and satisfaction by the Seller or waiver in writing by the Purchaser prior to or at the Closing Date of each of the following conditions:

     7.1  Accuracy of Representations and Warranties.
          -------------------------------------------

     The representations and warranties of the Seller contained in this Agreement and the Related Agreements and in any schedule attached hereto and thereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date and the Purchaser shall have received a certificate, executed by the President and the Secretary of the Seller, dated the closing Date, to such effect, subject to the actual knowledge of the principals of the Seller.

     7.2  Performance Thresholds
          ----------------------

     Pagecount shall:

          (i) have a minimum of 250,000 subscribers on whose Web sites a Pagecount banner has been displayed at least once in the month prior to the Closing;

          (ii) Pagecount shall have a minimum of 50,000,000 advertising impressions per month which are non-adult and non-X-rated and a minimum of 20,000,000 advertising impressions which are adult or X-rated;

          (iii) Pagecount shall not have long term agreements that cannot be terminated within thirty (30) days' notice that exceed twenty-five (25%) percent of the non-adult and non-X-rated advertising inventory;

     7.3  Authorization.
          --------------

     All corporate and shareholder action necessary to authorize the execution, delivery and performance by the Seller of this Agreement and the transactions contemplated hereby shall have been duly and validly taken.

     7.4  No Material Adverse Change.
          ---------------------------

     There shall not have occurred any Material Adverse Change taken as a whole since the date of this Agreement.

     7.5  Bill of Sale.
          -------------

     The Seller shall have executed and delivered to the Purchaser a bill of sale conveying to the Purchaser all of the tangible and intangible personal assets to be acquired by the Purchaser, substantially in the form attached hereto as Exhibit D (the "Bill of Sale").
          ---------       ------------

     7.6  Non-Competition Agreement.
          --------------------------

     Seller, Sal D'Ambera, Mark Burke and Paul Burke shall have executed and delivered to the Purchaser a non-competition agreement, substantially in the form attached hereto as Exhibit E (the "Non-Competition Agreement").
                        ---------       -------------------------

     7.7  Security Agreement.
          -------------------

     The Purchaser shall have executed and delivered to the Seller a Security Agreement, substantially in the form attached hereto as Exhibit F (the "Security
                                                        ---------       --------
Agreement").
---------

     7.8  Management Agreement.
          ---------------------

     The Seller shall have executed and delivered to the Purchaser the Management Agreement. The Security Agreement, Management Agreement, Escrow Agreement and Noncompetition Agreement, are sometimes referred to herein collectively as the "Related Agreements."
                     -------------------

     7.9  Opinion of the Seller's Counsel.
          --------------------------------

     The Purchaser shall have received opinions from the Seller's counsel, dated the Closing Date, substantially in the form attached hereto as Exhibit G.
                                                               ---------

     7.10 Third Party Consents and Governmental Authorizations.
          -----------------------------------------------------

     All consents and approvals of third parties required to permit the Seller to consummate the transactions contemplated hereby, shall have been obtained by the Seller.

     7.11 Releases.
          ---------

     The Purchaser shall have received Releases from Mark Burke and Paul Burke in substantially the form of Exhibit H hereto.
                             ---------

     7.12 Certificates; Assignments.
          --------------------------

     (a) The Purchaser shall have received from the Seller certificates, (i) as of the most recent practicable date, as to the legal existence of the Seller issued by the Secretary of State of the State of Maryland and the tax status of the Seller issued by the Maryland Department of Assessment and Taxation and (ii) dated the Closing Date by the Secretary of the Seller, as to the incumbency and signatures of those officers of the Seller authorized to execute this Agreement and the Related Agreements and resolutions of the Board of Directors and shareholders of the Seller authorizing this Agreement and the transactions contemplated hereby.

     (b) The Purchaser shall have received written certificates of assignment, notarized and otherwise in form and content acceptable to the Purchaser, confirming the assignment to the Purchaser of the copyrights and trademarks which are included within the Transferred Assets substantially in the form of

Exhibit I hereto.
---------

     7.13 Other Matters.
          --------------

     All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall have received copies of all such documents and other evidences as it or its counsel may reasonably request.

                                   ARTICLE 8

                 CONDITIONS PRECEDENT TO CLOSING BY THE SELLER

     The obligation of the Seller to sell the Transferred Assets and to consummate the transactions contemplated hereby, is subject to the fulfillment and satisfaction by the Purchaser or waiver in writing by the Seller prior to or at the Closing Date of each of the following conditions:

     8.1  Accuracy of Representations and Warranties.
          -------------------------------------------

     The representations and warranties of the Purchaser contained in this Agreement and the Related Agreements shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Seller shall have received a certificate, executed by an officer of the Purchaser, dated the Closing Date to such effect.

     8.2  Security Agreement.
          -------------------

     The Purchaser shall have executed and delivered to the Seller the Security Agreement.

     8.3  Management Agreement.
          ---------------------

     The Purchaser shall have executed and delivered to the Seller a counterpart of the Management Agreement.

     8.4  Opinion of Purchaser's Counsel.
          -------------------------------

     The Seller shall have received an opinion from Morrison & Foerster LLP, counsel to the Purchaser, dated the Closing Date, addressed to the Seller, substantially in the form attached hereto as Exhibit J.
                                             ---------

     8.5  Authorization.
          --------------

     All corporate and shareholder action necessary to authorize the execution, delivery and performance by the Purchaser of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby shall have been duly and validly taken, and Seller shall have received a certificate executed by an executive officer of the Purchaser, dated the Closing Date, to such effect.

     8.6  Other Matters.
          --------------

     All proceedings to be taken in connection with the transactions by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller and its counsel, and the Seller shall have received copies of all such documents and other evidences as it or its counsel may reasonably request.

                                   ARTICLE 9

                              FURTHER ASSURANCES

     9.1  Additional Instruments.
          -----------------------

     From time to time after the Closing, each party shall execute and deliver such other and further instruments of conveyance, assignment, transfer and consent, and take such other action, as the other party may reasonably request for the more effective conveyance and transfer of ownership of the Transferred Assets and the performance by the parties of their obligations under this Agreement and the Related Agreements.

     9.2  Distribution of Sale Proceeds.
          ------------------------------

     Seller acknowledges that it has certain obligations as to distribution of the proceeds from the sale of the Transferred Assets to its shareholders and may be subject to claims of others due to the sale of the Transferred Assets and undertakes to timely perform such obligations or to contest or settle any claims for which Seller has a good faith defense, if appropriate, and to indemnify and defend Purchaser for any claims asserted against Purchaser in connection therewith.

                                  ARTICLE 10

                                INDEMNIFICATION

     10.1 Indemnification by Seller.
          --------------------------

     (a) In the event the Seller (i) breaches or is deemed to have breached any of the representations and warranties contained in this Agreement and the Related Agreements, or (ii) fails to perform or comply with any of the covenants and agreements set forth in this Agreement and the Related Agreements, the Seller shall hold harmless, indemnify and defend the Purchaser, and each of its directors, officers, shareholders, attorneys, representatives and agents (collectively, Purchaser's "Agents"), from and against any Damages incurred or
                            ------
paid by the Purchaser to the extent such Damages arise or result from a breach by Seller of any such representations or warranties or a violation of any covenant in this Agreement. For purposes of Article 10, "Damages" shall mean any
                                                         -------
and all costs, losses, damages, liabilities, demands, claims, suits, actions, judgments, causes of action, assessments or expenses, including interest, penalties, fines and attorneys' fees and expenses incident thereto, incurred in connection with any claim for indemnification arising out of this Agreement, and any and all amounts paid in settlement of any such claim.

     10.2 Indemnification by the Purchaser.
          ---------------------------------

     In the event the Purchaser (i) breaches or is deemed to have breached any of the representations and warranties contained in this Agreement and the Related Agreements or (ii) fails to perform or comply with any of the covenants and agreements set forth in this Agreement and the Related Agreements, then the Purchaser shall hold harmless, indemnify and defend Seller and Seller's Agents from and against any Damages incurred or paid by the Seller to the extent such Damages arise or result from a breach by the Purchaser of any such representations and warranties or a violation of any covenant in this Agreement.

     10.3 Limitation of Liability.
          ------------------------

     The cumulative liability of the parties pursuant to this Agreement and the Related Agreements shall be limited as set forth below; provided, however, that either party's liability shall not be limited to the extent the representations, warranties, covenants or other statements or information given by such party fail to meet the standard set forth in Section 10b-5(2) of the Rules promulgated under the Securities Exchange Act of 1934, as amended, or to the extent Seller fails to perform its obligations under Section 9.2:

     (a) Pagecount's liability shall be limited to the amount of the Holdback.

     (b) XOOM's liability shall be limited to the amount payable under this Agreement and the Note.

     (c) The respective indemnification obligations of the parties shall not be effective unless, in the case of either party, the aggregate dollar amount of Damages exceeds $32,500, in which case such indemnification shall be from the first dollar of Damages.

     10.4 Notification of Claims.
          -----------------------

     If any party or parties (the "Indemnified Party") reasonably believes that
                                   -----------------
it is entitled to indemnification hereunder, or otherwise receives notice of the assertion or commencement of any third-party claim, action, or proceeding (a "Third-Party Claim"), with respect to which such other party or parties (the
------------------
"Indemnifying Party") is obligated to provide indemnification pursuant to
-------------------
Section 10.1 or 10.2 above, the Indemnified Party shall promptly give the Indemnifying Party written notice of such claim for Indemnification (an "Indemnity Claim"). Any claim for indemnification under Article 10 must be
----------------
brought prior to the expiration of the survival period for the representation and warranty as set forth in Section 10.1. The delivery of such notice of Indemnity Claim ("Claim Notice") shall be a condition precedent to any liability
                  ------------
of the Indemnifying Party for indemnification hereunder. The Indemnifying Party shall have twenty (20) days from the receipt of a Claim Notice (the "Notice
                                                                     ------
Period") to notify the Indemnified Party of whether or not the Indemnifying
------
Party disputes its liability to the Indemnified Party with respect to such Indemnity Claim

     10.5 Resolution of Claims.
          ---------------------

     (a) With respect to any Indemnity Claim involving a Third-Party Claim, following prompt notification of the Indemnifying Party, the Indemnifying Party shall have the option of proceeding with the defense of the Third Party Claim provided (i) the Indemnifying Party has either not disputed its liability for the Indemnity pursuant to Section 17.1 or the liability of the Indemnifying Party for the Indemnity Claim has been determined pursuant to Section 17.1, (ii) the Indemnifying Party has appointed counsel acceptable to the Indemnified Party (whose approval shall not be unreasonably withheld) and (iii) the Indemnifying Party shall have assumed and agreed to bear all reasonable costs related to the Indemnity Claim and reimbursed the Indemnified Party for reasonable costs incurred, if any, by the Indemnifying Party prior to assuming the defense. During such defense proceedings, the Indemnifying Party shall keep the Indemnified Party informed of all material developments and events relating to the proceedings. The Indemnified Party shall have a right to be present at the negotiation, defense and settlement of such Third-Party Claim. The Indemnifying Party shall not agree to any settlement of the Third-Party Claim without the consent of the Indemnified Party, which consent shall not be unreasonably withheld.

     (b) With respect to any Indemnity Claim not involving a Third-Party Claim, if the Indemnifying Party disputes its liability within the Notice Period, the liability of the Indemnifying Party shall be resolved in accordance with Section 17.1.

     (c) In the event that an Indemnified Party makes an Indemnity Claim in accordance with Section 10.3 and the Indemnifying Party does not dispute its liability within the Notice Period, the amount of such Indemnity Claim shall be conclusively deemed a liability of the Indemnifying Party.

     10.6 Survival of Representations and Warranties.
          -------------------------------------------

     Except for the claims for which Seller's liability is not limited pursuant to Section 10.3, which claims shall survive until the expiration of the applicable statute of limitations, any claim for any loss, liability, cost, damage or expense relating to the representations and warranties set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for a period of one (1) year after the Closing Date; provided however, that all such representations, warranties and covenants shall survive after the applicable survival period with respect to any claim made by a party prior to the expiration thereof until, and shall expire when, such claim is finally resolved. The parties hereto shall be entitled to rely upon such representations and warranties whether or not either party relied on the representations and warranties or had knowledge, acquired before or after the date hereof, from its own investigation or otherwise, of any fact at variance with or any breach of any such representation or warranty.

                                  ARTICLE 11

                                  TERMINATION

     11.1 Termination Prior to Closing Date.
          ----------------------------------

     This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date as follows:

     (a) by mutual consent of the Seller and the Purchaser;

     (b) by the Purchaser if any of the conditions set forth in Article 7 hereof shall have become impossible of fulfillment and shall not have been waived by the Purchaser;

     (c) by the Seller if any of the conditions set forth in Article 8 hereof shall have become impossible of fulfillment and shall not have been waived by the Seller;

     (d) by either the Seller or the Purchaser if any action, suit or proceeding before any court or other governmental body or agency shall have been instituted to restrain, modify or prohibit the transactions contemplated hereby, unless contested in good faith or unless the party against whom the action, suit or proceeding is commenced agrees to indemnify the other party against all liability arising therefrom, and the other party agrees to accept such indemnification; and

     (e) by either the Purchaser or the Seller if the transactions contemplated hereby are not consummated on or before July __, 1998 for any reason other than the failure of the party seeking termination to fulfill the conditions set forth in Article VII hereof, if the Seller, or Article VIII hereof, if the Purchaser.

     11.2 Effect of Termination.
          ----------------------

     If this Agreement is terminated pursuant hereto, this Agreement shall become void and of no further force and effect except that such termination shall be without prejudice to the rights of any party because of the non-satisfaction of conditions set forth in Articles VII and VIII hereof resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement.

     11.3 Termination After Closing Date.
          -------------------------------

     This Agreement may be terminated by Purchaser after the closing by Purchaser's delivery of the Transferred Assets (and any additional collateral in which Seller has a security interest) to Seller, except after an IPO, Corporate Transaction or Financing or if any of the foregoing transactions closes within 60 days after such delivery, and Seller shall retain (or have the right to receive) all sums paid or payable until the date of such termination.

                                  ARTICLE 12

                                   REMEDIES

     12.1 Remedies.
          ---------

     The Seller agrees that the Transferred Assets are unique and that the Purchaser will be irreparably harmed in the event this Agreement is not specifically enforced. The parties further agree that it is impossible to measure in money the damage that will accrue by reason of a refusal by the Seller to perform its obligations under this Agreement. Therefore, the Seller hereby acknowledges that, in the event that the Purchaser shall institute any action to enforce the provisions of this Agreement, the Purchaser will not have an adequate remedy at law and that injunctive or other equitable relief will not constitute any hardship upon the Seller.

                                  ARTICLE 13

          COVENANTS OF THE SELLER AND THE PURCHASER AFTER THE CLOSING

     The Seller covenants and agrees with the Purchaser and the Purchaser covenants and agrees with the Seller, provided the Closing occurs hereunder:

     13.1 Change of Name.
          ---------------

     The Seller agrees that upon payment in full of the Note it will take such action, and sign and file such instruments as shall be necessary to change its name to a name not including the words "Pagecount" or any variation or
                                        ---------
derivative thereof or any name confusingly similar thereto.

     13.2 Uniform Tax Treatment.
          ----------------------

     The parties agree that the allocation of consideration set forth herein among the Transferred Assets as determined by the Purchaser (the "Tax
                                                                  ---
Allocation") shall be used by them for all federal and state income tax purposes, including, but not limited to, reporting pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended. Prior to filing IRS Form 8594 ("Asset Acquisition Statement Under Section 1060") with respect to the
------------------------------------------------
transactions described herein, the parties shall provide to each other a true and correct copy of IRS Form 8594 which each intends to file with respect to these transactions.

     13.3 Cooperation.
          ------------

     The parties to this Agreement shall cooperate, including, without limitation, during times of audit by taxing authorities and in preparation of Tax returns, to avoid payment of duplicate or inappropriate Taxes, and each party shall furnish, at the reasonable request of the other, proof of payment of any such Taxes or any other documentation that is a prerequisite to avoiding payment of a duplicate or inappropriate Tax. Such cooperation shall include, without limitation, furnishing information regarding prior years' Tax returns and related work papers, rulings, and determinations by any Tax authority.

                                  ARTICLE 14

                               RIGHT OF SET-OFF

     14.1 Right of Set-Off.
          -----------------

     Subject to the limitations on Seller's liability as set forth in Section
10.3 above, with respect to any amounts that may be due to any party from any other party hereunder or otherwise, such party shall have the right to set-off such amounts against and to apply them to any amount otherwise payable by such party to the other party pursuant to this Agreement and the Related Agreements. The right of set-off provided for in this Section shall be in addition to any other rights or remedies that may be otherwise available to such party and the exercise of such right of set-off shall not operate as a waiver of any such other rights; provided, however, that Purchaser's total liability shall not
              --------
exceed the liability described in 10.3.

                                  ARTICLE 15

                            EXPENSES OF THE PARTIES

     Each party will pay its respective expenses incurred in connection with the negotiation, execution and performance of this Agreement, and in the case of the Seller, such expenses shall be paid out of the proceeds of the purchase price paid hereunder.

                                  ARTICLE 16

                                    NOTICES

     16.1 Notices.
          --------

     Any notice to any party hereto given pursuant to this Agreement shall be in writing addressed as follows:

     if to the Seller:        Pagecount, Inc.
                              1701 Edmondson Avenue
                              Baltimore, MD 21228
                              Telephone:  (410) 788-8298
                              Telecopier:  (410) 788-7485

     with a copy to:          Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
                              11921 Rockville Pike
                              3rd Floor
                              Rockville, MD  20852
                              Attn: James A. Powers, Esq.
                              Telephone (301) 230-5231

     if to the Purchaser:     XOOM, Inc.
                              433 California Street, Suite 910
                              San Francisco, CA 94104
                              Attn:  Laurent Massa, President
                              Telephone:  (415) 445-2525
                              Telecopier:  (415) 445-2526

     with a copy to:          Morrison & Foerster LLP
                              425 Market Street
                              San Francisco, California 94105
                              Attn:  Bruce A. Mann, Esq.
                              Telephone:  (415) 268-7000
                              Telecopier:  (415) 268-7522

     Any such address may be changed by any party by written notice to the other party. Any notice shall be deemed delivered (i) if transmitted by electronic facsimile transmission, when the appropriate number and answerback are transmitted, (ii) if delivered personally, when received, or (iii) if mailed by registered or certified mail, postage prepaid, return receipt requested, when received.

                                  ARTICLE 17

                              DISPUTE RESOLUTION

     17.1 Arbitration.
          ------------

     Any controversy or claim between or among the parties, their agents, employees and affiliates, including but not limited to those arising out of or relating to this Agreement or the Related Agreements, shall, at the option of any party, be resolved through mandatory arbitration in accordance with the rules then in effect of the American Arbitration Association ("AAA") and Title 9
                                                               ---
of the U. S. Code. All statutes of limitations or any waivers contained herein which would otherwise be applicable shall apply to any arbitration proceeding under this Section 17.1. The parties agree that related arbitration proceedings may be consolidated. The arbitrator shall prepare written reasons for the award. The location of the arbitration shall be, for a claim brought by the Purchaser, in Baltimore, Maryland (and Purchaser hereby consents to jurisdiction in Maryland for such purpose), and for a claim brought by the Seller, in San Francisco, California. The arbitrator or arbitrators shall be generally skilled in the legal and business aspects of the subject matter at issue. If the parties so agree, a single arbitrator shall be selected jointly by the Purchaser and the Seller to settle the dispute. If the parties cannot agree upon the selection of an arbitrator within fifteen (15) days after the receipt by one party from the other of a notice of arbitration, then each party shall within fifteen (15) days after the expiration of said fifteen (15) day period select one arbitrator. If either party fails to appoint an arbitrator within that fifteen (15) days period, the other party may designate an arbitrator for the party who failed to make such appointment. The two arbitrators shall select a third arbitrator within fifteen (15) days after their appointment; if the two arbitrators selected by the parties cannot agree upon a third arbitrator, the third arbitrator shall be appointed by the AAA. The arbitrators shall promptly determine whether and in what amount a payment should be made to prevailing party subject to Section 10.3 and shall submit a written report of their decision to the Purchaser and the Seller. The decision of the majority of the arbitrators shall be binding upon all parties. Judgment upon the award rendered may be entered in any court having jurisdiction.

     17.2 Provisional Remedies and Self Help.
          -----------------------------------

     No provision of, or the exercise of any rights under, Section 17.1 shall limit the right of any party to exercise self help remedies such as set-off, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration.

                                  ARTICLE 18

                                 MISCELLANEOUS

     18.1 Entire Agreement; Waivers.
          --------------------------

     This Agreement (including all attachments hereto) comprises the entire agreement between the parties hereto as to the subject matter hereof and supersedes all prior agreements and understandings between them relating thereto. Each party may extend the time for, or waive the performance of, any of the obligations of the other, waive any inaccuracies in the representations or warranties of the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, but only by an instrument in writing signed by the party granting such extension or waiver.

     18.2 Attorneys Fees.
          ---------------

     If any legal action, arbitration, mediation or other proceeding is brought for the enforcement of this Agreement or the Related Agreements, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement or the Related Agreements, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     18.3 Governing Law.
          --------------

     This Agreement is made and shall be construed in accordance with the laws of the State of Delaware.

     18.4 Successors and Assigns.
          -----------------------

     This Agreement shall inure to the benefit of, and be binding upon and enforceable against, the respective successors and assigns of the parties hereto but may not be assigned by any party without the prior written consent of the other parties.

     18.5 Captions.
          ---------

     Captions are supplied herein for convenience only and shall not be deemed a part of this Agreement for any purpose.

     18.6 Counterparts.
          -------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes.

     18.7 Severability.
          -------------

     If any term or provision of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written by their duly authorized officers.

     The Seller:

                              PAGECOUNT, INC.



                              By:  /s/ Sal D'Ambera
                                   --------------------------------
                                   Sal D'Ambera, President
     The Purchaser:


                              XOOM, INC.



                              By:  /s/ Laurent Massa
                                   -------------------------------
                                   Name: Laurent Massa
                                   Title: CEO

                         PAGECOUNT DISCLOSURE SCHEDULE


    (THIS SCHEDULE HAS NOT BEEN FILED AS IT HAS BEEN DEEMED IMMATERIAL TO AN INVESTMENT DECISION PURSUANT TO THE PROVISIONS OF ITEM 601(B)(2) OF REGULATION
S-K.  THE REGISTRANT AGREES TO FURNISH A COPY OF THIS EXHIBIT TO THE COMMISSION
                                UPON REQUEST.)

                                   EXHIBIT A

                             MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT (this "Agreement") is made effective as of July
                                      ---------
30, 1998, by and between XOOM, INC., a Delaware corporation ("XOOM"), and
                                                              ----
PAGECOUNT, INC., a Maryland corporation ("Pagecount").
                                          ---------

                                   RECITALS

     1. Pagecount offers, operates and maintains a software utility created by Pagecount (a "Pagecounter") on the Web that permits a Person with a Website to
              -----------
monitor traffic on their Website, offered free of charge to any person with a Website.

     2. XOOM offers, operates and maintains a network for Persons to construct Web pages.

     3.   Pursuant to an Asset Purchase Agreement dated July 24, 1998 (the

"Asset Purchase Agreement"), XOOM purchased from Pagecount the Pagecount Service
 ------------------------
in consideration for cash and a promissory note in the original principal amount of $1.2 million (the "Note").
                      ----

     4. Pending payment in full of the Note (less the Holdback), and in order to assure that Pagecount, in the event the Note is not paid in full, can recover the Pagecount Service intact and maintain effective control over the Transferred Assets constituting the Pagecount Service in the interim, XOOM and Pagecount have agreed that Pagecount will continue to operate the Pagecount Service pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     1.1  Defined Terms.
          --------------

     For the purposes of this Agreement, capitalized terms when used herein shall have the meanings set forth in the Asset Purchase Agreement and the following meanings:

     Banner Inventory: The aggregate of all banners appearing with a Pagecounter
     ----------------
on which Pagecount can sell advertising space, determined by the number of impressions with a Pagecounter in any given calendar month.

       Contract:  All contracts and agreements to which Pagecount is party as of
       --------
the date hereof and at any time while this Agreement is in effect, including, but not limited to, contracts for advertising on Pagecounter banners.

       Management Fee:  The fixed, monthly management fee payable by XOOM to
       --------------
Pagecount pursuant to Section 3.1.

       Operating Budget:  The annual operating budget described in Section
       ----------------
2.1(h).

       Pagecount's Best Efforts:  The application by Pagecount of its best skill
       ------------------------
and judgment in performing the obligations set forth herein in order to perform a given task in an expeditious and economical manner consistent with Pagecount's present practices and sound management and business practices.

       Person:  A natural person, a corporation, a business trust, an
       ------
association, a company, a joint venture, a partnership or any other type of entity.

       XOOM/Pagecount Operating Account:  The bank account described in Section
       --------------------------------
2.2(c).

                                   ARTICLE 2

                              PAGECOUNT'S DUTIES

     2.1  Management Services.
          --------------------

     Pagecount agrees to provide XOOM management services so as to keep the Pagecount Service operational and functional on the Web on behalf of XOOM, as more fully described below, pending payment in full of the Note (less the Holdback) and, after payment of the Note, to transfer the Transferred Assets and operations of Pagecount relating to the Pagecount Service to XOOM. To achieve the foregoing, objectives, Pagecount shall, using Pagecount's Best Efforts:

     (a) Contract Administration/Compliance. Monitor and enforce compliance with
         -----------------------------------
all Contracts, including Contract commencement, renewal and termination consistent with past practices, subject to the provisions herein, and communicate with XOOM regarding the same;

     (b) Reports.  Promptly report to XOOM all problems or situations which may
         -------
affect the Pagecount Service or require XOOM's involvement, including, without limitation, law suits and potential law suits, prospective government investigations and approvals and settlements of any disputes;

     (c) Documents.  As part of the performance of its obligations hereunder,
         ---------
execute Contracts on behalf of XOOM in the ordinary course of business, provided that XOOM shall be informed in advance of any material Contracts and shall have approved them as to form and content;

     (d) Insurance.  On behalf of XOOM, obtain and maintain necessary insurance
         ---------
coverage for the operation of the Pagecount Service as deemed sufficient by XOOM, and provide XOOM with certificates of insurance naming XOOM as an additional loss payee and further providing that such insurance coverage may not be canceled or terminated by Pagecount without forty-five (45) days prior written notice to that effect having been given to XOOM. Pagecount shall deliver to XOOM satisfactory evidence of such continuous insurance coverage on a periodic basis.

     (e) Compliance with Laws. Comply with any and all statutes, ordinances,
         --------------------
rules and regulations pertaining to the Pagecount Service and the requirements of any Contract consistent with past practices and sound business practice, and promptly notify XOOM of any violation of any statute, ordinance, rule or regulation or any threatened claims, suits or actions concerning or relating to the Transferred Assets of which Pagecount becomes aware, except to the extent such noncompliance or violation would not have a Material Adverse Effect on the Pagecount Service;

     (f) Management of Personnel.  Hire, supervise, and discharge the personnel
         -----------------------
necessary to maintain and operate the Pagecount Service. All such personnel hired will be employees solely of Pagecount or of independent contractors retained by Pagecount and not of XOOM. Pagecount shall hire, train, discipline and discharge such employees in compliance with all applicable federal and state labor laws, rules and regulations and consistent with generally accepted good employment practice in the state in which such work is performed. Pagecount will not discriminate against any employee or applicant for employment because of race, religion, creed, color, sex or national origin or otherwise in violation of applicable law;

     (g) Hardware Maintenance. Maintain all of its hardware in good working
         ---------------------
order consistent with past practices in such manner as to support the continuous smooth operation of the Pagecount Service;

     (h) Operating Budget. Submit to XOOM for XOOM's review, revision and
         ----------------
approval in a format as mutually agreed from time to time, a proposed Operating Budget for the operation and maintenance of the Pagecount Service. The Operating Budget shall include, without limitation, detailed income and expense categories. The Operating Budget that shall be in effect as of the date hereof is attached hereto as Schedule 2.1(h). Pagecount shall obtain written advance
                      ---------------
approval from XOOM for any non-budgeted or otherwise non-authorized expenditures (which shall not be unreasonably withheld);

     (i) Records, Books of Accounts. Keep full and detailed accounts, consistent with Pagecount's present accounting practices after instituting reasonable recommendations by XOOM or its auditors, and exercise such controls as may be reasonable or necessary for proper financial management hereunder. XOOM and its accountants shall, upon reasonable notification be afforded access to the books, records, and Contracts relating to Pagecount and the Pagecount Service for inspection and copying by XOOM or its designated representatives. Financial reporting will include, but not be limited to, actual and projected balance sheets, profit and loss statements, cash flows, bank reconciliations, accounts receivable and payable statements, and annual budgets. Pagecount shall prepare or cause to be prepared all of the foregoing in reasonable detail, and shall promptly furnish any and all other financial information as may from time to time be reasonably requested by XOOM. All balance sheets, operating statements and statements of cash flows shall be prepared by Pagecount in accordance with generally accepted accounting principles consistently applied, and the balance sheet, operating statement and the statement of cash flows shall, if requested by XOOM, be accompanied by an opinion of independent certified public accountants selected and paid for by XOOM. Pagecount's regular operational reporting to XOOM will cover the items specified in Schedule 2.1(i) hereto;

     (j) Audit. Prepare all books and records for audit in such manner as XOOM
         -----
or its auditor may reasonably request, and shall assist XOOM's auditors in the performance of its duties and audits for each period during the term hereof, and for the fiscal year immediately following the termination of this Agreement;

     (k) Collections. Collect all accounts receivable, and other sums and
         ------------
charges due under any obligation and immediately deposit same on behalf of XOOM into the XOOM/Pagecount Operating Account. Pagecount is authorized to endorse any checks for such income, whether payable to the order of XOOM or Pagecount, for deposit into the XOOM/Pagecount Operating Account (as defined in Section 2.2(c). Pagecount will have sole signatory authority over all Pagecount bank accounts other than the XOOM/Pagecount Operating Account, and XOOM will not attempt to terminate such authority until the Note is paid in full;

     (l) Warranty Regarding Staffing.  Pagecount shall select the quantity and
         ---------------------------
quality of the staff who will be responsible for providing the services described in the Agreement with the same skill and judgment which Pagecount would use if it bore full risk of profit and loss with respect to such activities.

     2.2  Management of XOOM Funds.
          -------------------------

     (a) Revenue Stream. All revenues from the Pagecount Service during the term
         --------------
hereof shall be revenues of XOOM and shall be collected by Pagecount for the account of XOOM.

     (b) Bank Accounts. Pagecount shall maintain its existing banking
         -------------
arrangements except as otherwise approved by XOOM or specified herein.

     (c) XOOM's Operating Account. XOOM shall open and maintain a separate
         ------------------------
account ("XOOM/Pagecount Operating Account") at the bank currently used by
          --------------------------------
Pagecount and Pagecount shall, on a weekly basis, deposit into such account all cash receipts and revenues from operation of the Pagecount Service. Pagecount shall submit to XOOM, together with the monthly financial statements, a reconciliation report showing all deposits made to XOOM's Operating Account.

     (d) Transfers. Transfers from and to XOOM's Operating Account shall be,
         ---------
where possible: (i) direct intra-bank transfers, if the transferor and transferee accounts are maintained at the same bank, or (ii) transferred by federal wire in immediately available funds, if the transferor and transferee accounts are maintained at different banks.

     2.3  Legal Support Services.
          -----------------------

     Pagecount shall:

     (a) Proceedings. Pursue legal proceedings to enforce legal rights of XOOM
         -----------
in the Transferred Assets; provided, however, that such legal proceedings shall
                           --------  -------
be approved in writing by XOOM prior to their commencement, and shall be conducted by legal counsel selected or approved by XOOM at XOOM's expense.

     (b) Attorneys, Accountants, Consultants. Upon receiving the prior approval
         -----------------------------------
of XOOM in each instance, engage as necessary the services of such attorneys, accountants and other outside professional consultants approved by XOOM to provide professional services as may be necessary to carry out Pagecount's duties under this Agreement.

     (c) Service of Process.  Advise XOOM promptly in writing of any summons,
         ------------------
subpoena, or other similar legal process, and any notice, letter, or other communication whatsoever which affects or relates to Pagecount or the Pagecount Service or XOOM which are served upon or received by Pagecount or of which Pagecount has knowledge.

     2.4  XOOM-Pagecount Meetings.
          ------------------------

     Upon reasonable request of either party, XOOM (or its representative) and Pagecount or its representative shall conduct meetings to discuss the management and operation of the Pagecount Service.

                                   ARTICLE 3

              PAGECOUNT'S COMPENSATION, REIMBURSEMENT AND PAYMENT

     3.1  Management Fee.
          ---------------

     In consideration for the management services of Pagecount described herein, XOOM shall pay Pagecount a fixed monthly management fee of twenty-eight thousand five hundred and five dollars ($28,505) to be used by Pagecount to pay its overhead costs and costs of operations, except as provided herein. If it shall become necessary or appropriate for Pagecount to render services which were not contemplated and which result in material costs which were not contemplated in establishing the compensation specified in this Section 3.1, Pagecount and XOOM shall negotiate reasonably to establish appropriate additional compensation for such services for Pagecount.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

4.1  XOOM's Representations and Warranties.
     --------------------------------------

     XOOM represents and warrants to Pagecount that:

     (a) Authorization. XOOM has all requisite power and authority to enter into
         -------------
this Agreement and to carry out its obligations hereunder. No further action will be necessary on the part of XOOM to make this Agreement valid, binding upon and enforceable against XOOM in accordance with its terms.

     (b) No Breach of Other Obligations. The execution, delivery and performance
         ------------------------------
of this Agreement by XOOM does not conflict with and will not result in a breach or violation or constitute a default by XOOM in the observance, performance, or fulfillment of any obligation, covenant or condition contained in any agreement, contract, lease, mortgage, indenture, instrument, judgment, decree or order to which XOOM is a party or by which XOOM may be bound or attached.

     (c) Prompt and Good Faith Responses to Requests and Issues. In the course
         ------------------------------------------------------
of performing its responsibilities as described above, Pagecount will bring matters to XOOM's attention which require decisions, direction, and possible financial resolution by XOOM. In rendering such decisions, direction or contribution XOOM warrants that it will act with reasonable promptness and in good faith.

     (d) Maintenance of Business.  Until payment of the Note in full, XOOM will
         -----------------------
take all reasonable efforts to insure that, if the Note is not paid in full for whatever reason, that the business of Pagecount can effectively be separated from XOOM as a viable stand-alone business enterprise. During such time, XOOM will not compete with the Pagecount Service or take steps to diminish the value or significantly alter the Transferred Assets. Until payment of the Note in full, XOOM will not interfere with Pagecount's control over and operation of the Pagecount Service except as specified herein.


     4.2  Pagecount's Representations and Warranties.
          -------------------------------------------

     Pagecount represents and warrants to XOOM that:

     (a) Authorization. Pagecount has all requisite power and authority to enter
         -------------
into this Agreement and to carry out its obligations hereunder. No further action will be necessary on the part of Pagecount to make this Agreement valid, binding upon and enforceable against Pagecount in accordance with its terms.

     (b) No Breach of Other Obligations. The execution, delivery and performance
         ------------------------------
of this Agreement by Pagecount does not conflict with and will not result in a breach or violation or constitute a default by Pagecount in the observance, performance, or fulfillment of any obligations, covenant or condition contained in any agreement, contract, lease, mortgage, indenture, instrument, judgment, decree or order to which Pagecount is a party or by which Pagecount may be bound or attached.

     (c) Capability. Pagecount has the necessary experience, equipment,
         ----------
personnel and capability to perform its obligations under this Agreement.

     (d) No Violation of Law.  The execution, delivery and performance of this
         -------------------
Agreement has been duly authorized by the Board of Directors of Pagecount and does not conflict with Pagecount's Articles of Incorporation and Bylaws and, to Pagecount's knowledge, is not in violation of any provision of law.

     (e) No Transfer of Ownership or Assignment.  Without the express written
         --------------------------------------
consent of XOOM, Pagecount shall not transfer nor permit a transfer of any interest in either this Agreement or the Asset Purchase Agreement, nor shall it permit a change, either directly or indirectly, in control of Pagecount; provided, however, that nothing herein shall be construed as constituting a
--------  -------
default by Pagecount if (i) any member of Pagecount's management dies or becomes unable to perform his or her functions due to any illness or other disability; or (ii) any shares of Pagecount are transferred in connection with estate planning by Pagecount's shareholders, or by will and the laws of descent and distribution.

     (f) Prompt and Good Faith Responses to Requests and Issues. In the course
         ------------------------------------------------------
of its performance hereunder, XOOM will bring matters to Pagecount's attention which require decisions, direction, and possible financial resolution by Pagecount. In rendering such decisions, direction or contribution, Pagecount warrants that it will act with reasonable promptness and in good faith.

                                   ARTICLE 5

                             OPERATIONAL COVENANTS

     5.1  Maintenance/Enhancement of the Pagecount Service.
          -------------------------------------------------

     Pagecount shall maintain and enhance the Pagecount Service in cooperation and consultation with XOOM's engineering staff in an effort to increase the number of Websites using a Pagecounter; provided, however, that Pagecount shall
                                        --------  -------
not be obligated to make capital investments in additional hardware or software required due to any increase in the number of Pagecounters after the date hereof. Pagecount acknowledges that any hardware that XOOM contributes, purchases or finances for use in the Pagecount System shall remain the property of XOOM, but such property shall be subject to Pagecount's security interest and otherwise subject to the terms of the Security Agreement.

     5.2  Sale of Banners.
          ----------------

     Pagecount shall permit XOOM to take over sales of 50% of Pagecount's Banner Inventory as it exists during the term of this Agreement, and to the extent necessary, shall promptly terminate or renegotiate its Contracts so as to first meet the requirements of this

Section 5.2 within thirty days of the date hereof. Pagecount acknowledges that XOOM shall have the exclusive right to any increase in Banner Inventory developed by XOOM from XOOM's subscriber base after the date hereof, subject to Pagecount's right to house banners set forth in Section 5.7 and the content restrictions set forth in Section 5.8.

     5.3  Delivery of Transferred Assets; Transfer of Operations.
          -------------------------------------------------------

     Upon payment in full of the Note (less the Holdback), Pagecount shall deliver the Transferred Assets to XOOM at XOOM's expense, and assist XOOM in integrating the Pagecount System into XOOM's operations with minimal interruption of service by performing all of the requirements described in
Schedule 5.3 hereto.

     5.4  Negative Covenants.
          -------------------

     While this Agreement is in effect, Pagecount shall not, without XOOM's prior written consent (which shall not be unreasonably withheld):

     (a) Increase the amount of compensation to its employees approved in the Operating Budget or grant any bonus or other additional compensation to its employees or independent contractors other than normal sales commissions; or

     (b) Engage in any business other than the operation and management of the Pagecount Service, except to the extent as would not have a Material Adverse Effect on the Pagecount Service.

     5.5  Best Efforts.
          -------------

     The parties hereby covenant that they shall use their best efforts to perform all of their obligations hereunder.

     5.6  ISP Fees.
          ---------

     During the term of this Agreement, XOOM shall pay all internet service provider fees in connection with the operation of the Pagecount Service.

     5.7  House Banners.
          --------------

     During the term hereof, 10% of all Banner Inventory shall be utilized for Pagecount's house banners and, at XOOM's discretion, a minimum of 10% of such inventory shall be utilized for XOOM's house banners, provided, however, that
                                                      --------  -------
the 10% available for XOOM's and Pagecount's house banners shall be counted as part of the Banner Inventory of XOOM and Pagecount pursuant to Section 5.2.

     5.8  Content Restrictions.
          ---------------------

     XOOM covenants that, during the term hereof, all banners advertising objectionable products or content shall only be displayed on Websites that are X-rated or adult in nature, as determined jointly by Pagecount and XOOM.

                                   ARTICLE 6

                  INDEMNIFICATION AND LIMITATION OF LIABILITY

     6.1  Pagecount's Indemnification.
          ----------------------------

     Pagecount shall indemnify, defend and hold XOOM, its affiliates, and their officers, directors, employees and agents harmless from and against any and all losses, liabilities, claims and damages, including without limitation attorneys' fees and costs (collectively, "Losses"), arising out of or relating to
                               ------
Pagecount's performance of the services described in this Agreement that is grossly negligent or intentionally destructive, except to the extent of Losses due to XOOM's intentional or grossly negligent breach of its obligations hereunder.

     6.2  XOOM's Indemnification.
          -----------------------

     XOOM shall indemnify, defend and hold Pagecount and its officers, directors, employees and agents harmless from and against any and all Losses arising out of or relating to: (i) Losses arising from third party claims relating to the performance by Pagecount of services under this Agreement, except to the extent Pagecount shall be obligated to indemnify XOOM with respect to such Losses under the provisions of Section 6.1; or (ii) any material failure of XOOM in the performance of its obligations to Pagecount under this Agreement.

     6.3  Indemnification Procedures.
          ---------------------------

     The indemnification procedures set forth in Sections 10.4 and 10.5 of the Asset Purchase Agreement shall apply to any claim for indemnification hereunder.

                                   ARTICLE 7

                              TERM AND TERMINATION

     7.1  Term.
          -----

     This Agreement shall terminate upon the first to occur of (i) XOOM's payment in full of the Note (less the Holdback), (ii) the Maturity Date, (iii) Pagecount's foreclosure on the Transferred Assets, or (iv) the mutual agreement of Pagecount and XOOM; provided, however, that Pagecount shall not be deemed to have fully performed its obligations hereunder unless it has fully complied with the provisions of Section 5.3, and provided further, that the indemnification
                                   -------- -------
obligations of the parties pursuant to Article VI shall survive for a period of one year after termination or expiration of this Agreement and the provisions of
Section 8.12 shall survive indefinitely.

     7.2  System Failure.
          ---------------

     In the event Pagecount fails to maintain the Pagecount Service up and running on the Internet for an aggregate of 24 hours in any 48 hour period, and provided that XOOM is current in its obligations under the Note, Pagecount shall, at XOOM's expense, deliver all of the

Transferred Assets and operations of the Pagecount Service to XOOM for operation by XOOM, and XOOM shall accept such delivery. Following delivery of the Transferred Assets pursuant to this Section 7.2(b), XOOM's obligation to pay the Management Fee shall terminate, but all of XOOM's other obligations pursuant to the Asset Purchase Agreement, Note and Security Agreement shall remain in full force and effect.

     7.3  Bankruptcy.
         -----------

     In the event either party to this Agreement shall become insolvent, file a petition in bankruptcy or receivership, seek protection from creditors under the federal bankruptcy laws, make an assignment for the benefit of creditors, or take advantage of any other insolvency laws, or if an involuntary petition in bankruptcy is filed against either party that is not dismissed within seventy-five (75) days following filing, the other party may immediately, and without prior notice to the other, terminate this Agreement.

                                   ARTICLE 8

                                 MISCELLANEOUS

     8.1  Waiver.
          -------

     The delay or failure of XOOM or Pagecount in exercising any right, power or privilege hereunder or any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege shall not affect such right, power or privilege. Any waiver, permit, consent or approval of any kind by XOOM or Pagecount of any breach or event giving rise to a right of termination hereunder, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent set forth in writing.

     8.2  Notices.
          --------

     All notices, approvals, consents and other communications to XOOM or Pagecount under or in connection with this Agreement shall be pursuant to the notice provisions in the Asset Purchase Agreement.

     8.3  Applicable Law.
          ---------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard for the conflicts of laws principals thereof.

     8.4  Complete Agreement; Amendments.
          ------------------------------

     This Agreement is a complete integration of every agreement and representation made by and between XOOM and Pagecount with respect to the subject matter hereof, and no implied covenant or prior oral or written agreement shall be held to vary the provisions hereof, any law or custom to the contrary notwithstanding. No amendment or modification of this Agreement shall be effective unless incorporated in a written instrument executed by both XOOM and

Pagecount. XOOM and Pagecount agree to execute such other documents and instruments as may be reasonably requested by the other party and as may be necessary to effect the terms of this Agreement.

     8.5  Underlining, Headings.
          ---------------------

     The use of underlining and the use of headings for paragraphs and subparagraphs herein are only for convenience and ease of reference and shall in no way expand, define, or limit the scope or intent of any provision of this Agreement.

     8.6  Binding Effect.
          ---------------

     The provisions of this Agreement shall be binding upon and inure to the benefit of XOOM and Pagecount, and their respective successors and permitted assigns, as the context of this Agreement may require. Throughout this Agreement, unless clearly inapplicable to the context, the singular shall include the plural and the use of a pronoun of one gender shall refer to all genders.

     8.7  Time of the Essence.
          --------------------

     Time is of the essence in XOOM's and Pagecount's observance and performance of their respective obligations hereunder.

     8.8  Severability.
          -------------

     If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the other provisions of this Agreement will remain unaffected.

     8.9  Computation of Time Periods.
          ----------------------------

     All periods of time referred to in this Agreement shall include all Saturdays, Sundays and state or national holidays; provided, however, that if
                                                   --------  -------
the last date to perform any act or given any notice with respect to this Agreement shall fall on a Saturday, Sunday or state or national holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or state or national holiday.

     8.10 Counterparts; Facsimile.
          ------------------------

     The parties hereto agree that this document may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same document, binding all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterparts. For all purposes, including, without limitation, recordation, filing and delivery of this document, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document. Facsimile transmitted signatures shall be deemed effective.

     8.11 Assignment by Pagecount.
          ------------------------

     Other than in connection with the consummation of the transactions described in the recitals hereto, Pagecount shall not assign or encumber its interest in the Agreement or any part thereof, and any attempted assignment or encumbrance shall be null and void.

     8.12 Dispute Resolution.
          -------------------

     Any controversy, claim or dispute of whatever nature arising out of or relating to this Agreement or the validity, enforceability, breach or termination of this Agreement, whether such controversy, claim or dispute is based upon statute, contract, tort, common law or otherwise, and whether such controversy, claim or dispute existed prior to or arises after the date of this Agreement (any such controversy, claim or dispute being a "Dispute"), shall be
                                                           -------
resolved in confidential proceedings and in accordance with the procedures set forth in this section, which procedures shall be the sole and exclusive procedures for the resolution of any Dispute.

     (a) Negotiations.  XOOM and Pagecount, promptly and in good faith, shall
         ------------
attempt to resolve any Dispute by negotiation between the Chairman of XOOM or his designee, on behalf of XOOM and the Chairman of Pagecount, on behalf of Pagecount. Any party to this Agreement may give to the other party to this Agreement written notice of any Dispute and, within seven (7) days after the giving of such notice, the recipient of such notice shall give a written response to the other party to this Agreement. Each notice of a Dispute and each response to any such notice shall include a statement of the position of the party giving such notice or response in respect of such Dispute and a summary of the arguments supporting such position. Within fourteen (14) days after the giving of a notice of a Dispute under this subsection, the representatives of XOOM and Pagecount shall meet at a mutually acceptable time and place, and thereafter as often as such persons reasonably deem necessary, to attempt to resolve such Dispute. All reasonable requests for information made by any party to this Agreement shall be honored. If any Dispute has not been resolved by negotiation pursuant to this subsection within twenty-eight (28) days after the giving of the notice of such Dispute, then any party to this Agreement may initiate arbitration of such Dispute pursuant to Section 8.12(b). All negotiations and arbitration pursuant to Section 8.12(b) shall be confidential and such negotiations shall be treated as compromise and settlement negotiations. Nothing said or disclosed, and no document produced, in the course of such negotiations or arbitration, as the case may be, which is not independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any arbitration or litigation.

     (b) Arbitration. If any Dispute has not been resolved by negotiation
         -----------
pursuant to Section 8.12(a), then such Dispute shall be determined by arbitration in accordance with the arbitration provisions of the Asset Purchase Agreement; provided; however that pending the outcome of such arbitration, XOOM shall continue to pay Pagecount the Management Fee so long as (i) Pagecount continues to deposit all revenues from the Pagecount Service into the XOOM/Pagecount Operating Account and (ii) the amount of such revenues equals or exceeds the amount of the Management Fee.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                   XOOM: XOOM, Inc.

                                         By:____________________________________
                                         Name:__________________________________
                                         Its:___________________________________


                              Pagecount: Pagecount, Inc.

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                   EXHIBIT B

                            SECURED PROMISSORY NOTE


$1,200,000

                                                                   July 30, 1998
                                                       San Francisco, California

          FOR VALUE RECEIVED, the undersigned XOOM, Inc. ("Debtor") promises to pay to the order of Pagecount, Inc. ("Pagecount"), at 171 Edmondson Avenue, Baltimore, MD 21228, or such other place as Pagecount may designate in writing, the principal sum of One Million Two Hundred Thousand Dollars ($1,200,000), together with interest in arrears from the date hereof on the unpaid principal balance hereunder from time to time owing at the rate of seven percent (7%) per annum. Interest shall be compounded monthly, and all calculations of interest shall be on the basis of a 365-day year.

          Payments of principal and interest shall be made in equal and consecutive monthly installments of principal and interest, each in the amount of Fifty-Three Thousand Seven Hundred Twenty-Seven Dollars ($53,727) (each an "Installment"), commencing on the first monthly anniversary of the date hereof and continuing on the same day of each month thereafter, with all outstanding principal and interest due on or before 270 days from the date hereof (the "Maturity Date"), unless this Note is earlier accelerated pursuant to the terms hereof. Debtor may prepay this Note, in part or in full, at any time without penalty, at Debtor's sole discretion. Any prepayments shall be applied first to accrued interest and then to principal.

          This Note is issued pursuant to that Asset Purchase Agreement dated July 24, 1998 (the "Agreement") between Debtor and Pagecount. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Agreement.

          Upon (i) the first to occur of Debtor's receipt of the proceeds of an IPO, the closing of a Corporate Transaction, Change of Control, or Financing, or (ii) Debtor's failure to cure any default hereunder twenty days after having received written notice of such default from Pagecount, given pursuant to the Agreement, the entire unpaid balance of this Note, together with interest accrued thereon, shall be immediately due and payable. Any amounts owed hereunder upon acceleration of this Note shall bear interest at the annual rate of twelve percent (12%) or such lesser rate as is the maximum rate allowable by law.

     Upon the Maturity Date, acceleration or in the event Debtor opts to prepay this Note in full, Debtor shall, pursuant to the Agreement, deposit the final $200,000 of principal hereunder into an escrow account governed under that Escrow Agreement of even date herewith by and among Debtor, Pagecount and an escrow agent, upon which this Note shall be deemed paid in full.

     This Note shall be secured by Debtor's entire interest in the Collateral (as defined in the Security Agreement of even date herewith by and between Debtor and Pagecount (the "Security Agreement")). If Debtor defaults in any payment due hereunder, upon acceleration or otherwise, and fails to cure such default within 20 days after Pagecount's giving notice thereof to Debtor pursuant to the Agreement, Pagecount shall be entitled to foreclose on its security interest in the Collateral and to retain any Installments and other payments received from Debtor. Notwithstanding the foregoing, Debtor may, at any time, discharge and satisfy its outstanding payment and performance obligations to Pagecount under this Note and the Agreement by delivering the Collateral to Pagecount, except if an IPO, Corporate Transaction, Change of Control or Financing has closed, or any of the aforesaid transactions closes within 60 days of Debtor's delivery of the Collateral.

     If any legal action is necessary to enforce or collect this Note, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled, whether or not suit on this Note is filed, and all such costs and expenses shall be payable on demand.

          This Note may not be modified orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced. Debtor hereby waives presentment, protest, demand, diligence, and notice of dishonor and of nonpayment.

     This Note shall be interpreted and enforced in all respects in accordance with the internal laws of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officers duly authorized to do so.

                                          DEBTOR:


                                         XOOM, INC.



                                        By:__________________________
                                        Laurent Massa, President



APPROVED AND ACCEPTED

PAGECOUNT, INC.


By:________________________
  Sal D'Ambera, President

                                   EXHIBIT C
                                ESCROW AGREEMENT

    (THIS EXHIBIT HAS NOT BEEN FILED AS IT HAS BEEN DEEMED IMMATERIAL TO AN INVESTMENT DECISION PURSUANT TO THE PROVISIONS OF ITEM 601(B)(2) OF REGULATION
S-K.  THE REGISTRANT AGREES TO FURNISH A COPY OF THIS EXHIBIT TO THE COMMISSION
                                UPON REQUEST.)

                                   EXHIBIT D
                                  BILL OF SALE

    (THIS EXHIBIT HAS NOT BEEN FILED AS IT HAS BEEN DEEMED IMMATERIAL TO AN INVESTMENT DECISION PURSUANT TO THE PROVISIONS OF ITEM 601(B)(2) OF REGULATION
S-K.  THE REGISTRANT AGREES TO FURNISH A COPY OF THIS EXHIBIT TO THE COMMISSION
                                UPON REQUEST.)

                                   EXHIBIT E
                              NONCOMPETE AGREEMENT

    (THIS EXHIBIT HAS NOT BEEN FILED AS IT HAS BEEN DEEMED IMMATERIAL TO AN INVESTMENT DECISION PURSUANT TO THE PROVISIONS OF ITEM 601(B)(2) OF REGULATION
S-K.  THE REGISTRANT AGREES TO FURNISH A COPY OF THIS EXHIBIT TO THE COMMISSION
                                UPON REQUEST.)

                                   EXHIBIT F
                               SECURITY AGREEMENT

    (THIS EXHIBIT HAS NOT BEEN FILED AS IT HAS BEEN DEEMED IMMATERIAL TO AN INVESTMENT DECISION PURSUANT TO THE PROVISIONS OF ITEM 601(B)(2) OF REGULATION
S-K.  THE REGISTRANT AGREES TO FURNISH A COPY OF THIS EXHIBIT TO THE COMMISSION
                                UPON REQUEST.)

                                   EXHIBIT G
                          OPINION OF SELLER'S COUNSEL

    (THIS EXHIBIT HAS NOT BEEN FILED AS IT HAS BEEN DEEMED IMMATERIAL TO AN INVESTMENT DECISION PURSUANT TO THE PROVISIONS OF ITEM 601(B)(2) OF REGULATION
S-K.  THE REGISTRANT AGREES TO FURNISH A COPY OF THIS EXHIBIT TO THE COMMISSION
                                UPON REQUEST.)

                                   EXHIBIT H
                                    RELEASES

    (THIS EXHIBIT HAS NOT BEEN FILED AS IT HAS BEEN DEEMED IMMATERIAL TO AN INVESTMENT DECISION PURSUANT TO THE PROVISIONS OF ITEM 601(B)(2) OF REGULATION
S-K.  THE REGISTRANT AGREES TO FURNISH A COPY OF THIS EXHIBIT TO THE COMMISSION
                                UPON REQUEST.)

                                   EXHIBIT I
              ASSIGNMENT OF TRADEMARKS AND TRADEMARK APPLICATIONS

    (THIS EXHIBIT HAS NOT BEEN FILED AS IT HAS BEEN DEEMED IMMATERIAL TO AN INVESTMENT DECISION PURSUANT TO THE PROVISIONS OF ITEM 601(B)(2) OF REGULATION
S-K.  THE REGISTRANT AGREES TO FURNISH A COPY OF THIS EXHIBIT TO THE COMMISSION
                                UPON REQUEST.)

                                   EXHIBIT J
                        OPINION OF  PURCHASER'S COUNSEL

    (THIS EXHIBIT HAS NOT BEEN FILED AS IT HAS BEEN DEEMED IMMATERIAL TO AN INVESTMENT DECISION PURSUANT TO THE PROVISIONS OF ITEM 601(B)(2) OF REGULATION
S-K.  THE REGISTRANT AGREES TO FURNISH A COPY OF THIS EXHIBIT TO THE COMMISSION
                                UPON REQUEST.)